Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Noble Energy, Inc.:
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Noble Energy, Inc. of our report dated February 13, 2009, relating to the financial statements of Alba Plant LLC, which appears in Noble Energy’s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
PRICEWATERHOUSECOOPERS LLP
Houston, Texas
February 19, 2009